Exhibit 99.1

301 Winding Road Old Bethpage, NY 11804 212-750-0373 www.pwreit.com

POWER REIT
CLOSES PREVIOUSLY ANNOUNCED ACQUISITION AND
ESTABLISHES $26 MILLION CREDIT FACILITY

OLD BETHPAGE, NY, April 16, 2014 (GLOBE NEWSWIRE) -- Power REIT (NYSE MKT: PW) announces that on April 14, 2014 it closed a previously announced acquisition and also entered into a $26.2 million credit facility.

Power REIT, through a recently formed, wholly owned, indirect subsidiary, has completed the acquisition of approximately 450 acres of land in Kern County, California, near Fresno (the “Kern County Acquisition”). The land is the site for a 60 Megawatt (AC) solar photovoltaic power generation project that is currently under construction and expected to be completed during 2014.

Power REIT’s recent acquisitions all relate to solar power generation projects. In each project, Power REIT has acquired the real estate underlying the project, and leases the real estate to the project owner. Power REIT’s solar farm tenants typically invest approximately 15-20 times the amount that Power REIT has invested to own the land. The project improvements, paid for by the tenant, are as a practical matter immovable, and so the tenant must pay the rent it owes Power REIT or risk losing much or all of its entire investment. In each project, a power utility has agreed to purchase all of the power generated at the site for 20 years or more. For all these reasons, Power REIT has a high expectation of receiving its projected rents over the lives of the long-term leases.

With the completion of the Kern County Acquisition, approximately 50% of Power REIT’s consolidated revenue on a pro forma basis will be generated from its investments in renewable energy projects. The remainder of Power REIT’s consolidated revenue is from a legacy asset – a ground lease entered into in the 1960s with a railroad that operates on land owned by one of Power REIT’s subsidiaries, Pittsburgh & West Virginia Railroad.

Power REIT’s approach to acquiring property related to solar power generation projects means that, unlike other alternative energy stocks, which often focus on technology, Power REIT represents an opportunity to invest in hard assets that generate stable and predictable cash flows with little or no technology risk, while nevertheless investing in sustainable energy infrastructure.

David Lesser, Power REIT’s Chairman and CEO, commented, “The Kern County acquisition is consistent with Power REIT’s objective of acquiring assets on an attractive risk-adjusted return basis that are accretive to Funds From Operations per share. Similar to other recent acquisitions of ours, we believe that the rental payment stream is highly predictable, given that the prospective tenant will pay Power REIT a small fraction of its projected operating cash flow and that the improvements that our tenant has paid for that are located on our land would be uneconomic to relocate. The solar project cash flow is supported by a long-term power purchase agreement with a major regulated utility, which obligates the utility to purchase all of the power from the project. The transaction is immediately accretive to Power REIT’s Funds From Operations and is consistent with Power REIT’s strategy intended to create shareholder value. In addition, we are excited to close this transaction with a premier developer of large solar power projects, which helps validate the value proposition that Power REIT brings to renewable energy project developers.”

Power REIT also announces that it has recently formed Power REIT Financo, LLC, a wholly owned direct subsidiary (“Financo”), and that Financo has entered into a $26.2 million credit facility with a major institutional lender (the “Credit Facility”). The Credit Facility is being used to fund a portion of the Kern County Acquisition and will be used to help fund additional acquisitions. It may also be used to refinance, in part, the existing bridge financing that Power REIT received in late 2013 from Hudson Bay Partners, L.P., a wholly owned affiliate of our Chairman and CEO, David Lesser, in order to make a prior solar project land acquisition. Given the long-term nature of the assets that Power REIT is seeking to acquire, Power REIT has entered into interest rate hedging strategies intended to minimize the risks associated with refinancing and interest rate swings. Such interest rate hedging strategies will likely extend beyond the term of the Credit Facility so as to protect against interest rate increases during the long-term lease periods of the projects that are financed.

David Lesser, Power REIT’s Chairman and CEO, commented, “The credit facility will further improve Power REIT’s efficiency with respect to closing and financing additional acquisitions. We now have an established institutional lender which enhances our credibility in the marketplace.”

As previously announced, Power REIT has completed an initial closing of its previously announced offering of 7.75% Series A Preferred Stock (NYSE MKT: PW.PRA). The offering of the Series A Preferred Stock is continuing, and Power REIT will continue to accept subscriptions for shares. Up to 175,000 shares are available and approximately 110,000 shares have been sold to date. Information related to the offering, including a prospectus, is available on our website: www.pwreit.com.

David Lesser, Power REIT’s Chairman and CEO, commented, “We believe that we have established an interesting investment niche and have now completed several transactions to prove the concept. We have now also put in place a more comprehensive financing plan to allow Power REIT to continue with its business plan to acquire additional real property assets on an accretive basis. The combination of common stock, preferred stock and the credit facility from an institutional lender gives us a solid foundation for taking prudent next steps in the expansion of our portfolio of properties.”

About Power REIT:
Power REIT is a real estate investment trust focused on the acquisition of real estate related to infrastructure assets, with a core focus on real estate related to renewable energy assets. Power REIT is actively seeking to expand its real estate portfolio within the renewable energy sector and is pursuing investment opportunities that qualify for REIT ownership within solar, wind, hydroelectric, geothermal, transmission and other infrastructure projects.

We have filed a registration statement (including a prospectus supplement and prospectus) with the Securities and Exchange Commission (the SEC) for the offering referred to in this document. Before you invest, you should read the prospectus supplement and prospectus, including the risk factors discussed in them and the information they incorporate by reference, and other documents we have filed with the SEC, for more complete information about us and the offering. You may get any or all of these documents for free by visiting EDGAR on the SEC website, at www.sec.gov, or by emailing us at ir@pwreit.com. Alternatively, we will arrange to send you the documents you need if you call us at 212-750-0373.

Neither this document nor any of the material we refer to constitutes an offer to sell or the solicitation of an offer to buy any securities in any U.S. state or other jurisdiction in which it is unlawful to make such an offer or solicitation.

Forward-Looking Statements:
This document may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements by the use of the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “would,” “should,” “project,” “plan,” “assume” or similar expressions, or negatives of those words or expressions, although not all forward-looking statements contain these identifying words or expressions. All statements contained in this document regarding Power REIT’s strategy, planned investments, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT’s industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. Over time, Power REIT’s actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by Power REIT’s forward-looking statements, and such differences may be significant and materially adverse to Power REIT and its security holders.

All forward-looking statements reflect Power REIT’s good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of factors that could cause Power REIT’s future results or financial condition to differ materially from that which is expressed or implied in any forward-looking statements, see the sections entitled “Risk Factors” in Power REIT’s registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.

Contact:
Power REIT
301 Winding Road
Old Bethpage, NY 11804
212-750-0373
ir@pwreit.com
www.pwreit.com